SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 16, 2007

APPLE HOSPITALITY TWO, INC.

(Exact Name of Registrant as Specified in Its Charter)

VIRGINIA

(State or Other Jurisdiction of Incorporation)

000-49748	54-2010305
(Commission File Number)	(IRS Employer Identification No.)

814 East Main Street Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

(804) 344-8121

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple Hospitality Two, Inc. (which is referred to below as the “Company”) is filing this report in accordance with Item 8.01 of Form 8-K.

Item 8.01	Other Events.

Pursuant to that certain Agreement and Plan of Merger dated February 15, 2007 among the Company, Lion ES Hotels, LP (“Buyer”) and Lion AHT Merger, LP, a wholly-owned subsidiary of Buyer (the “Merger Agreement”), Buyer was provided with a 60-day diligence period (the “Inspection Period”) during which it had the right to terminate the Merger Agreement. On April 16, 2007, the Inspection Period expired and, prior to such expiration, the Company received Buyer’s election to proceed (the “Election to Proceed”) with the Merger (as such term is defined in the Merger Agreement) on the terms and subject to the conditions set forth in the Merger Agreement. In connection with the Election to Proceed, Buyer made an additional deposit of $1.25 million with a specified third party deposit agent (the “Deposit Agent”) to be added to the original deposit of $1.25 million deposited by Buyer with the Deposit Agent upon the execution of the Merger Agreement.

Additional Information about the Merger and Where to Find It:

In connection with the proposed merger, the Company has filed a proxy statement (the “Merger Proxy Statement”), accompanying proxy card and other relevant documents with the Securities and Exchange Commission (“SEC”). Shareholders of the Company are urged to read the Merger Proxy Statement and other relevant documents in their entirety because they will contain important information about the Company and the proposed merger. The Merger Proxy Statement and any other relevant documents are available at no charge at the SEC’s web site at http://www.sec.gov. In addition, shareholders of the Company may obtain free copies of the proxy statement and any other relevant documents filed with the SEC by directing a written request to Apple Hospitality Two, 814 East Main Street, Richmond, Virginia 23219, Attn: Investor Relations.

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the proposed merger. Information about the executive officers and directors of the Company is set forth in the proxy statement for the 2006 Annual Meeting of Shareholders, which was filed with the SEC on April 4, 2006. Information about the ownership of the Company’s shares by its executive officers and directors is set forth in the Merger Proxy Statement. Shareholders may obtain additional information regarding the direct and indirect interests of the Company and its executive officers and directors in the proposed merger by reading the Merger Proxy Statement.

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the ability of the Company to complete the proposed merger transaction agreement, the ability of the Company to implement its operating strategy; the Company’s ability to manage planned growth; changes in economic cycles and competition within the extended-stay hotel industry. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved. In addition, the Company’s qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLE HOSPITALITY TWO, INC.

Date: April 19, 2007	By:	/s/ Glade M. Knight
Glade M. Knight
Chief Executive Officer